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                               KIRKLAND & ELLIS
               PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                            153 East 53/rd/ Street
                           New York, New York 10022

     To Call Writer Direct:       212 446-4800            Facsimile:
                                                         212 446-4900


                                 June 21, 1999

Zenith Electronics Corporation
1000 Milwaukee Avenue
Glenview, Illinois 60025

          Re:  Zenith Electronics Corporation
               Registration Statement on Form S-4
               Registration No. 333-61057
               ----------------------------------

Ladies and Gentlemen:

     We are issuing this opinion in our capacity as special legal counsel to Zenith Electronics Corporation, a Delaware corporation (the "Registrant") in connection with the Registration Statement on Form S-4 (File No. 333-61057) originally filed with the Securities and Exchange Commission (the "Commission") on August 10, 1998 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement") of $50,000,000 in aggregate principal amount of the Registrant's 8.19% Senior Debentures due 2009, (the "New Debentures"). The New Debentures are proposed to be issued as part of the Registrant's planned financial restructuring (the "Restructuring") by means of a prepackaged plan of reorganization under Chapter 11 of Title 11 of the United States Code, as amended (the "Prepackaged Plan"). Pursuant to the Restructuring, the New Debentures would be issued in exchange for all of the Registrant's 6 1/4% Convertible Subordinated Debentures due 2011 (the "Old Subordinated Debentures") outstanding as of immediately prior to consummation of the Restructuring.

     The New Debentures are to be issued pursuant to an Indenture (the "Indenture"), to be entered into between the Registrant and a Trustee to be determined, a form of which has been filed as exhibit 4(e) to the Registration Statement. If the Restructuring is approved by the bankruptcy court, the Indenture will be executed by the Registrant and a Trustee to be named and qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").
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                               KIRKLAND & ELLIS

Zenith Electronics Corporation
June 21, 1999
Page 2


     For purposes of this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Registration Statement, (ii) the form of the Prepackaged Plan, (iii) the Articles of Incorporation and By-Laws of the Registrant, as presently in effect, (iv) the form of the Indenture filed as
Exhibit 4(e) to the Registration Statement, and (v) certain minutes and records of the corporate proceedings of the Registrant with respect to the issuance of the New Debentures.

     For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrant and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrant. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

     Subject to the assumptions, qualifications, exclusions and limitations identified in this letter, we advise you that in our opinion the New Debentures, when issued, will be binding obligations of the Registrant, enforceable against the Registrant in accordance with their terms, when, as and if (a) the Registration Statement shall have become effective pursuant to the provisions of the Act, (b) appropriate corporate action shall have been taken by the Registrant to authorize (1) the form, terms, execution and delivery of the Indenture and (2) the form and terms of the New Debentures, (c) the New Debentures shall have been issued in the form and containing the terms described in the Registration Statement, the Indenture and such corporate action, (d) a Proxy Statement-Prospectus with respect to the New Debentures shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, (e) any legally required consents, approvals, authorizations and other orders of the Commission and any other courts or regulatory authorities shall have been obtained, including without limitation such consents, approvals, authorizations and orders with respect to the Prepackaged Plan and the Restructuring, (f) the Indenture has been duly qualified under the Trust Indenture Act and the Indenture has been duly executed and delivered by the Registrant and the trustee thereunder, and (g) New Debentures shall have been duly executed and authenticated as provided in the Indenture and

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                               KIRKLAND & ELLIS

Zenith Electronics Corporation
June 21, 1999
Page 3

duly delivered to holders of Old Subordinated Debenture Claims (as defined in the Registration Statement) in exchange for the Old Subordinated Debentures as provided in the Prepackaged Plan.

     Our advice on every legal issue addressed in this letter is based exclusively on the internal laws of New York and the General Corporation Law of the State of Delaware (under which the Registrant is incorporated).

     Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (a) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors' rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) public policy considerations which may limit the rights of parties to obtain certain remedies, (e) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law,
(f) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (g) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

     For purposes of rendering our opinion expressed above, we have assumed that
(a) the Registration Statement remains effective during the offer and sale of the New Debentures, (b) the terms of the Indenture, as executed or as thereafter amended, and any supplemental indenture to the Indenture are consistent with the description of the terms of such indenture set forth in the Registration Statement and in the Proxy Statement-Prospectus included therein, (c) at the time of the issuance, sale and delivery of the New Debentures (x) the authorization of the New Debentures by the Registrant will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the New Debentures and (y) the issuance, sale and delivery of the New Debentures, the terms of the

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                               KIRKLAND & ELLIS

Zenith Electronics Corporation
June 21, 1999
Page 4

New Debentures, the terms of any agreement, any supplemental indenture to the Indenture, and compliance by the Registrant with the terms of the New Debentures and the terms of any such agreement or indenture will not violate any applicable law, any agreement or instrument then binding upon the Registrant or any restriction imposed by any court or governmental body having jurisdiction over the Registrant and (d) any revisions to the form of the Indenture filed as an exhibit to the Registration Statement prior to the execution thereof, and any amendments or supplemental indentures to the Indenture (as executed), will not require requalification of such indenture under the Trust Indenture Act.

          We do not find it necessary for the purposes of this opinion and accordingly we do not purport to cover herein the application of the securities or "Blue Sky" laws of the various states to the issuance of the New Debentures.

          This opinion is limited to the specific issues addressed herein, and no opinion is implied or may be inferred beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                              Sincerely,

                              /s/  KIRKLAND & ELLIS

                              Kirkland & Ellis